Exhibit 10.28
SECURED GUARANTY PLEDGE AGREEMENT
     THIS SECURED GUARANTY PLEDGE AGREEMENT (the “Pledge Agreement”) is entered into as of October 9, 2007, between WELLS ADVISORY SERVICES I, LLC, a Georgia limited liability company (“WAS I” and the “Pledgor”) and WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as the Administrative Agent (in such capacity, the “Administrative Agent”) for the various lending institutions as are, or may from time to time become, parties thereto (collectively, the “Lenders”) under the Subordinated Credit Agreement referred to below.
     WHEREAS, pursuant to that certain Subordinated Credit Agreement dated as of the date hereof (as amended, modified, extended, renewed, restated or replaced from time to time, the “Subordinated Credit Agreement”), among Timberlands II, LLC, a Delaware limited liability company (“Wells Timberland”), Wells Timberland Acquisition, LLC, a Delaware limited liability company (“Wells Acquisition”, together with Wells Timberland, each a “Borrower” and collectively, the “Borrowers”), the Lenders and the Administrative Agent, the Lenders have agreed to make a loan or loans to the Borrowers in the aggregate principal amount of up to ONE HUNDRED SIXTY MILLION DOLLARS ($160,000,000) (the “Loan”) upon the terms and subject to the conditions set forth therein; and
     WHEREAS, Wells Real Estate Funds, Inc. (“WREF” or the “Guarantor”) has delivered that certain Secured Guaranty dated as of the date hereof (as amended, modified, extended, renewed, restated or replaced from time to time, the “Secured Guaranty”) pursuant to which the Guarantor has agreed to pay and perform the Guaranteed Obligations (as defined in the Secured Guaranty); and
     WHEREAS, the Pledgor has been issued the Pledged Common Stock (defined below), and as a material inducement to the Lenders to make the Loan and accept the Secured Guaranty from the Guarantor, the Pledgor has agreed to execute and deliver this Pledge Agreement to the Administrative Agent for the benefit of the Lenders.
     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. Unless otherwise defined herein, capitalized terms used herein (including in the recitals hereto) shall have the meanings ascribed to such terms in the Subordinated Credit Agreement.
     2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due of the Secured Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of the Pledgor in and to the following, whether now owned or existing, or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):
          (a) Pledged Collateral. (i) 8,991,299 common shares of Piedmont Realty Office Trust Inc., formerly known as Wells Real Estate Investment Trust, Inc. (the “REIT”)

issued to the Pledgor (the “Pledged Common Stock”); provided, however, that in the case of any split or combination of any such shares or other recapitalization, the Pledged Collateral shall constitute the securities into which the previously outstanding Pledged Collateral is converted or otherwise changed.
          (b) Proceeds. All proceeds of the foregoing, however and whenever acquired and in whatever form.
     Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that the Pledgor may from time to time hereafter pledge and deliver additional shares of capital stock or other interests to the Administrative Agent for the benefit of the Lenders as collateral security for the Secured Obligations. Upon such pledge and delivery to the Administrative Agent, such additional shares of capital stock or other interests shall be deemed to be part of the Pledged Collateral of the Pledgor and shall be subject to the terms of this Pledge Agreement.
     Notwithstanding the foregoing, it is agreed that no lien shall be deemed to have been granted hereunder and no security interest shall have attached to the Pledged Common Stock unless and until the occurrence of a Release Event. Upon the occurrence of a Release Event (defined below), a lien and security interest in 48.5% of the Pledged Common Stock released with respect to such Release Event shall be deemed to be granted on such shares constituting Pledged Common Stock, and the proceeds thereof, immediately upon and concurrently with such release. A “Release Event” shall mean, as to any one or more of the shares of Pledged Common Stock, the release of those shares to or for the benefit of WAS I or any affiliate thereof or to the Lender from the liens and security interests created by that certain pledge agreement (the “Term Loan Pledge Agreement”) among the WREF, WAS I and Wachovia Bank, National Association, in its capacity as the lender (in such capacity, the “Term Loan Lender”) which, inter alia, secures that certain loan (the “Term Loan”) under that certain Amended and Restated Loan Agreement of even date (the “Term Loan Agreement”). In connection with such Release Event, WAS I will irrevocably instruct the Term Loan Lender under the Term Loan Pledge Agreement and any successors or assigns to transmit 48.5% of the Pledged Common Stock that are released and any proceeds thereof and stock powers relating thereto, directly to the Administrative Agent for the benefit of the Lenders unless and until directed otherwise by the Administrative Agent, and will in any event comply with the Administrative Agent’s instructions in that regard.
     3. Security for Secured Obligations. The security interest created hereby on the date hereof and on the date of any Release Event in the Pledged Collateral of the Pledgor constitutes a continuing collateral security for all of the following, whether now existing or hereafter incurred (the “Secured Obligations”): (a) all of the Guaranteed Obligations, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several and (b) all reasonable expenses and charges, legal and otherwise, incurred by the Administrative Agent or the Lenders collecting or enforcing any of the Guaranteed Obligations or in realizing on or protecting any security therefor, including without limitation the security granted hereunder.
     4. Delivery of the Pledged Collateral; Perfection of Security Interest. The Pledgor hereby agrees that:

          (a) Delivery of Certificates and Instruments. The Pledgor shall deliver, or cause to be delivered, as security to the Administrative Agent for the benefit of the Lenders (i) certificates, if any, representing the Pledged Common Stock, promptly as the shares of the Pledged Common Stock are released from the liens and security interests created under the Term Loan Pledge Agreement and (ii) promptly upon the receipt thereof by or on behalf of the Pledgor, all other certificates constituting Pledged Collateral. Prior to such delivery, all such certificates and instruments constituting Pledged Collateral shall be held in trust by the Pledgor for the benefit of the Administrative Agent for the benefit of the Lenders pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) attached hereto.
          (b) Additional Securities. If the Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares of capital stock, stock splits, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in capital stock; or (iv) distributions of capital stock or other equity interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then the Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Lenders, shall segregate it from the Pledgor’s other property and shall deliver it forthwith to the Administrative Agent for the benefit of the Lenders in the exact form received accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) attached hereto, to be held by the Administrative Agent as Pledged Collateral for the benefit of the Lenders and as further collateral security for the Secured Obligations, subject to any requirements of the Pledge Agreement.
          (c) Financing Statements; Other Perfection Actions. The Pledgor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem reasonably necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with any applicable Uniform Commercial Code, that describes the Pledged Collateral in such manner as the Administrative Agent deems necessary or advisable. The Pledgor shall also execute and deliver to the Administrative Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations, amendments and restatements of existing documents and any documents as may be necessary, in each case as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder are perfected, including such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with any applicable Uniform Commercial Code and any other personal property security legislation in the appropriate jurisdictions, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the

Administrative Agent and the Lenders of their rights and interests hereunder. After the occurrence of a Release Event, the Pledgor agrees to mark its books and records (and to cause the issuer of the Pledged Common Stock to mark its books and records) to reflect the security interest of the Administrative Agent in the Pledged Collateral for the benefit of the Lenders.
     5. Representations and Warranties. The Pledgor hereby represents and warrants to the Administrative Agent that, so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Loan Documents pursuant to the stated terms thereof) remain outstanding, any Loan Document is in effect,:
          (a) Authorization of Pledged Common Stock. The Pledged Common Stock is duly authorized and validly issued, is fully paid and nonassessable and is not subject to the preemptive rights of any Person.
          (b) Title. The Pledgor has good and indefeasible title to the Pledged Collateral and will at all times be the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, other than the security interest (the “REIT Lien”) given to the REIT under the REIT Pledge Agreement (as defined in the Term Loan Agreement) and the security interest given the Term Loan Lender under the Term Loan Pledge Agreement (the “Term Loan Lien”). There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Common Stock.
          (c) Exercising of Rights. The exercise by the Administrative Agent of its and the Lenders’ rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting the Pledgor or any of its property.
          (d) Pledgor’s Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority, the issuer of the Pledged Collateral or third party is required either (i) for the pledge made by the Pledgor or for the granting of the security interest by the Pledgor pursuant to this Pledge Agreement or (ii) for the exercise by the Administrative Agent of its and the Lenders’ rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).
          (e) Security Interest/Priority. Subject to the provisions of the last paragraph of Section 2 hereof, this Pledge Agreement creates a valid security interest in favor of the Administrative Agent for the benefit of the Lenders in the Pledged Collateral. The filing of financing statements with the Fulton County Superior Court will effective upon the attachment of the security interest in the Pledged Common Stock pursuant to the last paragraph of Section 2 hereof, perfect the Lender’s security interest in the Pledged Common Stock, which security interest will be pari passu with the Term Loan Lender’s security interest in the Pledged Common Stock, with no security interest or other lien senior thereto.
     6. Covenants. The Pledgor hereby covenants that so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Loan Documents pursuant to the stated terms thereof) remain outstanding, any Loan Document is in effect, the Pledgor shall:

          (a) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral at its own expense against the claims and demands of all other parties claiming an interest therein, other than the claims of the REIT under the REIT Pledge Agreement and the Term Loan Lender under the Term Loan Pledge Agreement; keep the Pledged Collateral free from all Liens, other than the REIT Lien and the Term Loan Lien; and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral or any interest therein.
          (b) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be reasonably necessary and desirable or that the Administrative Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral (including, without limitation, execution and delivery of one or more control agreements reasonably acceptable to the Administrative Agent, filing of UCC financing statements and any and all other actions reasonably necessary to satisfy the Administrative Agent that it has obtained a perfected security interest in all Pledged Collateral); (ii) enable the Administrative Agent to exercise and enforce its and the Lenders’ rights and remedies hereunder in respect of the Pledged Collateral; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Administrative Agent, delivering to the Administrative Agent irrevocable proxies in respect of the Pledged Collateral.
          (c) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral other than pursuant hereto or as may be permitted hereunder or under the Subordinated Credit Agreement.
          (d) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by the Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral.
          (e) Issuance or Acquisition of capital stock. Not, without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably require, issue or acquire any capital stock that consists of an interest in a partnership or a limited liability company which (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.
          (f) SPE Status. Take all appropriate steps to cause the Pledgor to be and to remain an SPE at all relevant times until the Guaranteed Obligations are paid and performed in full. “SPE” shall mean a limited liability company whose Certificate of Formation will at all times on and after the date hereof include all of the following provisions of this definition of SPE:
               (i) it is not engaged and will not engage in any business other than the ownership of the Pledged Stock;

               (ii) it does not have and will not have any material assets other than the Pledged Stock and any proceeds thereof;
               (iii) it has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, or amendment of its limited liability company certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition;
               (iv) it is and will remain solvent and will pay its debts and liabilities (including as applicable, any shared personnel and overhead expenses) from its assets as the same shall become due, and it is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;
               (v) it has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;
               (vi) it has maintained and will maintain its accounts, books and records separate from those of any other Person and will file its own tax returns, except to the extent that it may be required by law to file consolidated tax returns;
               (vii) it has not commingled and will not commingle its funds or assets with those of any other Person;
               (viii) it has held and will hold its assets in its own name;
               (ix) it has conducted and will conduct its business in its own name;
               (x) it has maintained and will maintain its financial statements, accounting records and other entity documents separate from those of any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as may be required by GAAP; provided, however, that it may also file consolidated tax returns if required by any applicable local, state or federal tax law or other applicable Law, and further provided, however, that its assets may be included in consolidated financial statements of any other entity provided that appropriate notation is made on such consolidated financial statements to indicate its separateness from such other entity;
               (xi) other than as contemplated by this Agreement, the Term Loan Pledge Agreement and the Term Loan Documents, it has paid and will pay its own liabilities and expenses, including the salaries of its own employees (if any), out of its own funds and assets;
               (xii) it has observed and will observe all limited liability company formalities;
               (xiii) it has and will have no liabilities other than (a) those contemplated by this Agreement, the Term Loan Pledge Agreement and the Term Loan Documents, (b) liabilities incurred in the ordinary course of its business relating to its ownership of the common shares of Wells Real Estate Investment Trust, Inc. which are not evidenced by any notes and are paid when due, and (c) such other liabilities as are permitted to be incurred by it under this Agreement, the Term Loan Pledge Agreement and the Term Loan Documents, (c) such other liabilities as are permitted to be incurred by it under this Agreement, the Term Loan Documents and the Term Loan Pledge Agreement;
               (xiv) it has not assumed or guaranteed and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except as otherwise permitted by this Agreement and the Term Loan Pledge Agreement and except for its indemnity obligations under the Merger Agreement (as defined in the Term Loan Agreement);
               (xv) it has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including but not limited to paying for shared office space and services performed by any employee of an Affiliate;
               (xvi) it maintains and uses and will maintain and use separate stationery, invoices and checks bearing its name. The stationery, invoices and checks used by the Pledgor or used to collect its funds or pay its expenses shall bear the Pledgor’s own name.
               (xvii) it has not pledged and will not pledge its assets to secure the obligations of any other person other than pursuant to this Agreement, the Term Loan Documents, the REIT Pledge Agreement and the Term Loan Pledge Agreement;
               (xviii) it has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and shall not permit itself to be referred to as a department, division or part of any other Person;
               (xix) it has maintained and will maintain its assets and liabilities in a manner such that segregating, ascertaining and identifying its individual assets and liabilities separately from those of any other Person would not be difficult;
               (xx) except for capital contributions and capital distributions, it has not entered into or been a party to and will not enter into or be a party to any transaction with its members or Affiliates except (a) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and no less favorable to it than the terms of a comparable arm’s-length transaction with an unrelated third party would be, and (b) in connection with this Agreement, the Term Loan Pledge Agreement or the Term Loan Documents; and
               (xxi) it has not and will not have any obligation to, and will not, indemnify its officers, directors or members unless such an obligation is fully subordinated to the Obligations (as defined in the Term Loan Agreement) and the Guaranteed Obligations and, to the fullest extent permitted by law, will not constitute a claim against it in the event that cash flow in excess of the amount required to pay Obligations (as defined in the Term Loan Agreement and the Guaranteed Obligations is insufficient to pay such obligation.

     7. Performance of Guaranteed Obligations; Advances by the Lenders. On failure of the Pledgor to perform any of the covenants and agreements contained herein, the Administrative Agent may on behalf of the Lenders, at their sole option and in their sole discretion, perform or cause to be performed the same and in so doing may expend such sums as the Lenders may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Lenders may make for the protection of the security interest hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgor promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Administrative Agent at the direction of the Lenders, and no such advance or expenditure therefor, shall relieve the Pledgor of any default under the terms of this Pledge Agreement or the other Loan Documents. The Lenders may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by the Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.
     8. Events of Default. The occurrence of an event which under the Subordinated Credit Agreement would constitute an Event of Default shall be an event of default hereunder (an “Event of Default”).
     9. Remedies.
          (a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent, on behalf of the Lenders shall have, in respect of the Pledged Collateral, in addition to the rights and remedies provided herein, in the other Loan Documents or by law, the rights and remedies of a secured party under the Georgia Uniform Commercial Code (the “UCC”) or any other applicable law.
          (b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section and without notice, the Lenders may, in their sole discretion, direct the Administrative Agent to sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Lenders may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, the Lenders may in such event, bid for the purchase of such securities. The Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by the Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Pledgor, in accordance with the notice provisions of Section 11.2 of the Subordinated Credit Agreement at least ten (10) days before the time of such sale. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
          (c) Registration Rights. At any time and from time to time, upon the Lender’s request, the Pledgor will promptly exercise one or more of its rights contained in the Registration Rights Agreement, as requested by the Administrative Agent.
          (d) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgor recognizes that the Lenders may deem it impracticable to effect a public sale of all or any part of the Pledged Collateral and that the Lenders may, therefore, determine to make one or more private sales of any the Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Lenders shall have no obligation to delay sale of any the Pledged Collateral for the period of time necessary to permit the issuer of the Pledged Collateral to register the Pledged Collateral for public sale under the Securities Act of 1933. The Pledgor further acknowledges and agrees that any offer to sell the Pledged Collateral which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Lenders may, in such event, bid for the purchase of the Pledged Collateral.
          (e) Retention of Pledged Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Lenders may direct the Administrative Agent, after providing the notices required by Sections 9-620 and 9-621 of the UCC (or any successor sections of the UCC) or otherwise complying with the notice requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent and the Lenders shall not be deemed to have retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.
          (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent and the Lenders are legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the reasonable fees of any attorneys employed by the Administrative Agent or the Lenders to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.
          (g) Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by the Pledgor), or by a guarantee, endorsement or property of any other Person, then the Lender shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Lenders shall have the right, in their sole discretion, to determine which rights, security, Liens, security interests or remedies the Administrative Agent, on behalf of the Lenders, shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Administrative Agent’s or Lenders’ rights or the Secured Obligations under this Pledge Agreement or under any other of the Loan Documents.
     10. Rights of the Administrative Agent.
          (a) Power of Attorney. The Pledgor hereby designates and appoints the Administrative Agent, and each of its designees or agents as attorney-in-fact of the Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:
               (i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Pledged Collateral of the Pledgor, all as the Administrative Agent may reasonably determine in respect of the Pledged Collateral;
               (ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;
               (iii) to defend, settle, adjust or compromise any action, suit or proceeding brought with respect to the Pledged Collateral and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;
               (iv) to pay or discharge taxes, Liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral;
               (v) to direct any parties liable for any payment under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent for the benefit of the Lenders or as the Administrative Agent shall direct;
               (vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;
               (vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

               (viii) to execute and deliver and/or file all assignments, conveyances, statements, financing statements, continuation statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and Liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated herein;
               (ix) to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may determine;
               (x) to vote for a shareholder, partner or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Administrative Agent for the benefit of the Lenders or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to Section 9 hereof; and
               (xi) to do and perform all such other acts and things as the Administrative Agent or the Lenders may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral.
     This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Loan Documents pursuant to the stated terms thereof) remain outstanding or any Loan Document is in effect, and until all of the Commitments shall have been terminated. Neither the Administrative Agent nor the Lenders shall be under any duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent or the Lenders in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither the Administrative Agent nor the Lenders shall be liable for any act or omission or for any error of judgment or any mistake of fact or law in its or their individual capacity or the Administrative Agent’s capacity as attorney-in-fact except acts or omissions resulting from the gross negligence or willful misconduct of such Person. This power of attorney is conferred on the Administrative Agent solely to perfect, protect, preserve and realize upon its security interest in the Pledged Collateral.
          (b) Assignment by the Lenders. The Administrative Agent and the Lenders may from time to time assign the Secured Obligations or any portion thereof and/or the Pledged Collateral or any portion thereof to one or more successors thereof, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent or the Lenders, as applicable, under this Pledge Agreement in relation thereto.
          (c) Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Pledged Collateral, and the Administrative Agent and the Lenders shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgor. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.
          (d) Voting Rights in Respect of the Pledged Collateral.
               (i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, the Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Subordinated Credit Agreement; provided, however, that the Pledgor shall not exercise or shall refrain from exercising any such right if the Administrative Agent shall have notified the Pledgor that, in the Administrative Agent’s judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof or such action, in fact, has such effect.
               (ii) Upon the occurrence and during the continuance of a Default or an Event of Default, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection (d) shall cease and all such rights shall thereupon become vested in the Lender which shall then have the sole right to exercise such voting and other consensual rights.
          (e) [Reserved].
          (f) Dividend and Distribution Rights in Respect of the Pledged Collateral.
               (i) So long as no Event of Default shall have occurred and be continuing, the Pledgor may receive and retain any and all dividends (other than dividends payable in the form of capital stock and other dividends constituting Pledged Collateral which are required to be delivered to the Administrative Agent pursuant to Section 4 above), distributions or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Subordinated Credit Agreement.
               (ii) Upon the occurrence and during the continuation of an Event of Default:
                    (A) all rights of the Pledgor to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection (f) shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

                    (B) all dividends, distributions and interest payments which are received by the Pledgor contrary to the provisions of clause (A) of this subsection (ii) shall be received in trust for the benefit of the Lenders, shall be segregated from other property or funds of the Pledgor, and shall be forthwith paid over to the Administrative Agent as Pledged Collateral in the exact form received, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Secured Obligations.
          (g) Release of Pledged Collateral. The Administrative Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, Lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a Lien on all Pledged Collateral, subject to the REIT Lien and the Term Loan Lien, not expressly released or substituted.
     11. Application of Proceeds. After the exercise of remedies by the Administrative Agent pursuant to Section 8.4 of the Subordinated Credit Agreement (and the Loans (with accrued interest thereon) and all other amounts under the Loan Documents shall automatically become due and payable in accordance with the terms of such Section), any proceeds of the Pledged Collateral, when received by the Administrative Agent in cash or its equivalent, will be applied in reduction of the Secured Obligations as provided in the Subordinated Credit Agreement, and the Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such proceeds in the its sole discretion, notwithstanding any entry to the contrary upon any of its books and records.
     12. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Administrative Agent or the Lenders employ counsel to prepare or consider amendments, waivers or consents with respect to this Pledge Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Pledge Agreement or relating to the Pledged Collateral, or to protect the Pledged Collateral or exercise any rights or remedies under this Pledge Agreement or with respect to the Pledged Collateral, then the Pledgor agrees to pay promptly upon demand any and all such reasonable documented costs and expenses of the Administrative Agent or the Lenders, as the case may be, all of which costs and expenses shall constitute Secured Obligations hereunder.
     13. Continuing Agreement.
          (a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Loan Documents pursuant to the stated terms thereof) remain outstanding or any Loan Document is in effect . Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Lender shall, upon the request and at the expense of the Pledgor, forthwith release all of the Liens and security interests granted hereunder and shall deliver all UCC termination statements and/or other documents reasonably requested by the Pledgor evidencing such termination.

Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.
          (b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or the Lenders as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any of the Lenders in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.
     14. Amendments; Waivers; Modifications. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.1 of the Subordinated Credit Agreement.
     15. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon the Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Administrative Agent, the Lenders and their respective successors and permitted assigns; provided, however, that the Pledgor may not assign its rights or delegate its duties hereunder without the prior written consent of the Lenders, as required by the Subordinated Credit Agreement. To the fullest extent permitted by law, the Pledgor hereby releases the Administrative Agent and each of the Lenders, their respective officers, employees and agents and their respective successors and assigns, from any liability for any act or omission relating to this Pledge Agreement or the Pledged Collateral, except for any liability arising from the gross negligence or willful misconduct of such Person or its officers, employees and agents, in each case as determined by a court of competent jurisdiction.
     16. Notices. All notices required or permitted to be given under this Pledge Agreement shall be in conformance with Section 11.2 of the Subordinated Credit Agreement.
     17. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts of the Pledge Agreement by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered upon the request of the Administrative Agent.
     18. Term Loan. The Administrative Agent on behalf of the Lenders acknowledges that pursuant to the Term Loan Agreement, the Term Loan Lender has agreed to make the Term Loan which Term Loan is evidenced by the Term Loan Agreement and certain other documents (the “Term Loan Documents”). The Term Loan and the Loan are cross-collateralized by the Pledged Collateral. No default or event of default under the Term Loan shall in of itself constitute a Default or an Event of Default under the Loan; provided that Term Loan Documents shall govern whether a default under the Secured Guaranty or the Loan shall constitute a default under the Term Loan pursuant to the Term Loan Documents.
     19. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Pledge Agreement.
     20. Governing Law; Limitation on Liability; Binding Arbitration; Preservation of Remedies; Waiver of Punitive Damages and Jury Trial. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF. The terms of Sections 11.12, 11.13, 11.14 and 11.15 of the Subordinated Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
     21. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
     22. Entirety. This Pledge Agreement and the Loan Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Pledge Agreement and the Loan Documents or the transactions contemplated herein and therein.
     23. Survival. All representations and warranties of the Pledgor hereunder shall survive the execution and delivery of this Pledge Agreement and the Loan Documents, the delivery of the Note and the making of the Loan under the Subordinated Credit Agreement.

     IN WITNESS WHEREOF, the Pledgor has signed this Agreement as of the day and year first above written.

WELLS ADVISORY SERVICES I, LLC, a Georgia limited liability company

By:	Wells Management Company, Inc., a Georgia
corporation, its Managing Member

By:	/s/ Robert M. McCullough
Name	Robert M. McCullough
Title:	Vice President
Secured Guaranty Pledge Agreement

     IN WITNESS WHEREOF, the Administrative Agent signs this Agreement in its capacity as such for the Lenders as of the day and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Steve W. Whitcomb
Name	Steve W. Whitcomb
Title:	Director

Secured Guaranty Pledge Agreement

Exhibit 4(a)
to
Secured Guaranty Pledge Agreement
dated as of October 9, 2007
in favor of Wachovia Bank, National Association,
as the Administrative Agent
Irrevocable Stock Power
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following shares of capital stock of                                         , a                      corporation:

No. of Shares	Certificate No.

and irrevocably appoints                                                              its agent and attorney-in-fact to transfer all or any part of such capital stock or equity interest and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

_________________	,
a	[corporation]

By:

Name:

Title: